Exhibit 10.3

Execution Version

COMPANY TRANSACTION SUPPORT AGREEMENT

This COMPANY TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of the 10th day of June, 2021 by and among Venus Acquisition Corporation, a Cayman Islands exempted company (“Venus”), the Persons and entities set forth on Schedule I hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and VIYI Algorithm Inc., a Cayman Islands exempted company (the “Company” or “Viyi”), Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Venus is a blank check company under the United States’ federal securities laws and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and has formed Venus Merger Sub Corp., a Cayman Islands exempted company as a wholly-owned subsidiary to merger with Viyi (the “Merger Sub”);

WHEREAS, upon the terms and subject to the conditions of that certain Merger Agreement of even date hereof (“Merger Agreement”) by and among Venus, Viyi, Merger Sub and WiMi Hologram Cloud Inc., a Cayman Islands company and the legal and beneficial owner of a majority of the issued and outstanding voting securities of the Company (“Majority Shareholder”). and in accordance with the Cayman Islands Companies Act (as revised) (the “Cayman Companies Act”), the parties to the Merger Agreement desire and intend to effect a business combination transaction whereby the Merger Sub will merge with and into the Company, with the Company being the surviving entity (the Company is hereinafter referred to for the periods from and after the Merger Effective Time as the “Surviving Corporation”) and becoming a wholly owned subsidiary of Venus (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as an inducement to Venus and Merger Sub entering into the Merger Agreement and as a condition to the Merger Agreement that the undersigned Stockholders enter into this Agreement to support the completion of the Merger and the other transactions contemplated in the Merger Agreement through the voting of any and all voting securities of Venus which may be owned or held or controlled by the undersigned Stockholder in favour of the Merger and refrain from redeeming any such securities of Venus;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       Approval of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal and other advisors with respect to the subject matter therein and herein and has voted all voting securities of Viyi (“Subject Shares”) held of record and beneficially owned (within the meaning of Rule 13d-3 of the Securities and Exchange Act) by it in favor of the Merger and the execution and delivery of the Merger Agreement.

2.       Transfer of Subject Shares. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article XI of the Merger Agreement (the “Expiration Time”), each Stockholder, severally and not jointly, agrees that it shall not (i) sell, assign, offer, exchange, transfer (including by operation of law), pledge, dispose of, permit to exist any material lien with respect to, or otherwise encumber any of the Subject Shares or otherwise agree or commit to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Merger Agreement or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Subject Shares, or (iv) grant any proxy or otherwise transfer or assign any voting rights with respect to the Subject Shares unless such transferees or assigns consenting to be bound by the terms of this Agreement.

Execution Version

3.       Agreement to Vote Venus Ordinary Shares. During the period commencing on the date hereof until the Expiration Time, each Stockholder, with respect to any and all Purchaser Ordinary Shares which may be beneficially owned by it or to which it has the right to vote, as of the date hereof and at any time after the date hereof, severally and not jointly, unconditionally and irrevocably agrees that, at any meeting of the stockholders of Venus (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Venus requested by Venus’ Board of Directors (which written consent shall be delivered promptly, and in any event within one Business Day, Venus requests such delivery), such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its, his or her Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Subject Shares:

(a)       to approve and adopt the Merger Agreement and the Transactions;

(b)       to approve an increase in the authorized Ordinary Shares capitalization of Venus to up to 200,000,000 Ordinary Shares;

(c)        to approve a change in the name of Venus to “MicroAlgo Inc.”;

(d)       against any competing transaction or any proposal, action or agreement that would impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger.

4.       No Redemption or Purchaser Ordinary Shares. During the period commencing on the date hereof until the Expiration Time, each Stockholder, with respect to any and all Purchaser Ordinary Shares, severally and not jointly, unconditionally and irrevocably agrees that it, he or she shall not elect or take any action to redeem any Purchaser Ordinary Shares.

5.       No Challenges to Merger. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Venus, Merger Sub, or Viyi or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

6.       Consent to Disclosure. To the extent required by law or regulation, each Stockholder hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Venus, Merger Sub or Viyi to any Governmental Entity or to securityholders of Venus) of such Stockholder’s identity and beneficial ownership of its Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Venus, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by the Venus or Viyi in connection with the first sentence of this Section 6 or as required by the SEC or any regulatory authority for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7.       Miscellaneous.

(i)       Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of New York applicable to agreements executed and performed entirely within such State, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York.

Execution Version

(ii)       Termination. This Agreement and all of its provisions shall automatically terminate upon the earliest of (a) the Expiration Time and (b) as to each Stockholder, the written agreement of Venus, Viyi and such Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Section 6 (ii) shall survive the termination of this Agreement.

(iii)       Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party (including by operation of Law) without the prior written consent of the other parties. Any assignment in violation of this Section 6(iii) and Section 2 above shall be void.

(iv)       Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that (i) the parties hereto shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Stockholder’s obligations to vote its Subject Shares as provided in this Agreement, without proof of damages, in the chancery court or any other state or federal court within the State of New York, this being in addition to any other remedy to which such party is entitled under this Agreement or otherwise at law or in equity, and (ii) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6(iv) shall not be required to provide any bond or other security in connection with any such injunction or to prove the inadequacy of money damages as a remedy.

(v)       Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Venus, Viyi and the Stockholders.

(vi)       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(vii)       Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email prior to 6:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this paragraph, notices, demands and other communications to the parties shall be sent to the addresses indicated on Schedule I.

Execution Version

(viii)       Further Assurances. Each Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Venus or Viyi, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

(ix)       Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VENUS ACQUISITION CORPORATION	VIYI ALGORITHM INC.

By:	By:
Name:	Name:	Chengwei Yi
Title:	Title:	CEO

VIYI STOCKHOLDER:

WiMi Hologram Cloud Inc.

By:
Name: Shuo Shi
Title: CEO

Universal Winnings Holdings Limited

By:
Name:
Title:

MIDI Capital Markets, LLC

By:
Name:
Title:

Guosheng Holdings Limited

By:
Name:
Title:

Milestone Investments Limited

By:
Name:
Title:

Signature Page to Support Agreement

VENUS/VIYI

COMPANY TRANSACTION SUPPORT AGREEMENT

SCHEDULE I

NAME OF STOCKHOLDER	NUMBER OF VIYI VOTING SHARES	ADDRESS FOR NOTICES
WiMi Hololgram Cloud Inc.	219,000,000	No. 6, Xiaozhuang, #101A, Chaoyang District, Beijing 100020 People’s Republic of China Attn: Yadong Sun Email: neikong@wimiar.com
Universal Winnings Holdings Limited	10,500,000	Room 5508, 55th Floor, Central Plaza, 18 Harbour Road, Wanchai District, Hong Kong, 999077 Attn: Lincoln Email: 849646@qq.com
MIDI Capital Markets, LLC	30,000,000	#1001, building 12, lanxiyuan District 3, Shunxing Road, Shunyi District, Beijing, 101399 People’s Republic of China Attn: MS TIAN Email: tian15646592966@163.com
Guosheng Holdings Limited	30,000,000	No.4012, 4 / F, ZhongRen Building, A 10 Chaowai Street, Chaoyang District, Beijing, 100020 People’s Republic of China Attn:XIN HUANG Email: huang15611942655@163.com
Milestone Investments Limited	10,500,000	#2001, 20th Floor, Design Building, No. 8 Zhenhua Road, Futian District, Shenzhen，518000 Attn:Andy Lau

Schedule I to Support Agreement